Exhibit 3.2

BYLAWS

OF

VEONEER, INC.

(hereinafter called the “Corporation”)

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of the Corporation shall be as stated in the certificate of incorporation, as amended and/or restated from time to time (the “Certificate of Incorporation”).

Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors of the Corporation (the “Board of Directors”) may from time to time determine. The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

ARTICLE II

STOCKHOLDERS

Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, if any, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

Section 2. Annual Meetings. The annual meetings of stockholders shall be held on such date, and at such times as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect directors to the Board of Directors, and transact such other business as may properly be brought before the meeting. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, notice of the annual meeting stating the place, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and the record date for determining the stockholders entitled to vote at the meeting shall be given to each stockholder entitled to vote at such meeting not later than 10 days, and not earlier than 60 days, before the date of the meeting.

Section 3. Special Meetings. Special meetings of stockholders may for any purpose or purposes be called at any time only by the Board of Directors pursuant to a resolution adopted by a majority of the number of directors which the Corporation would have if there were no vacancies (the “Whole Board”). Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, notice of a special meeting stating the place, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting and the purpose or purposes for which the meeting is called shall be given to each stockholder entitled to vote at such meeting not later than 10 days, and not earlier than 60 days, before the date of the meeting. At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors and as stated in the notice of meeting.

Section 4. Quorum and Adjournment. (a) Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority in voting power of the capital stock of the Corporation issued and outstanding and entitled to vote generally at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except that when a separate vote by a class or series of stock is required, the holders of a majority of the outstanding shares of such class or series shall constitute a quorum entitled to take action with respect to that separate vote.

(b) Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. Unless required by law, no notice of the adjourned meeting need be given. The person presiding over the meeting of stockholders or a majority of the voting power represented at such meeting may adjourn the meeting from time to time, whether or not a quorum is present. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 5. Notice of Stockholder Business.

5.1 At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any committee thereof, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or any committee thereof or (c) otherwise properly brought before the meeting by a stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Article II, Section 5 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Article II, Section 5. For business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of the second sentence of this Article II, Section 5.1, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must otherwise be a proper matter for stockholder action under the General Corporation Law of the State of Delaware. To be timely, a stockholder’s notice must be delivered to or received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the previous year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of (i) the 90th day prior to such meeting or (ii) the tenth day after public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

5.2 A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, the text of the proposed business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), and the reasons for conducting such business at the annual meeting, (b) a representation that the stockholder is a holder of record of shares of the Corporation at the time of such notice, is entitled to vote at the annual meeting and intends to appear in person or by proxy at the meeting to propose such business, (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made: (i) the name and record address of the stockholder proposing such business and the name and address of such beneficial owner, (ii) a list of the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially and of record by the stockholder and such beneficial owner, if any, as of the date of the stockholder’s notice, and a representation that the stockholder will notify the Corporation in writing of the class or series and number of such shares of capital stock of the Corporation owned of record and beneficially as of the record date for the meeting within five (5) Business Days following the later of the record date or the date notice of the record date is first publicly disclosed, (iii) any material interest of the stockholder and the beneficial owner, if any, on whose behalf the proposal is made, in such business, (iv) a description (including the names of any counterparties) of any agreement, arrangement or understanding with respect to such business between or among the stockholder or beneficial owner and any of its affiliates or associates, and any others acting in concert with any of the foregoing, and a representation that the stockholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting within five (5) Business Days following the later of the record date or the date notice of the record date is first publicly disclosed, (v) a description (including the names of any counterparties) of any derivative instrument that has been entered into as of the date of the stockholder’s notice by, or on behalf of, the stockholder or beneficial owner or any of its affiliates or associates, whether or not such derivative instrument shall be subject to settlement in underlying shares of capital stock of the Corporation, and a representation that the stockholder will notify the Corporation in writing of any such derivative instrument in effect as of the record date for the meeting within five (5) Business Days following the later of the record date or the date notice of the record date is first publicly disclosed, (vi) a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder and such beneficial owner, if any, has a right to vote any shares of any security of the Corporation, (vii) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder and such beneficial owner, if any, that are separated or separable from the underlying shares of the Corporation, and (viii) a description of any proportionate interest in shares of the Corporation or derivative instruments held, directly or indirectly, by a general or limited partnership in which such stockholder and such beneficial owner, if any, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (d) whether either such stockholder or beneficial owner, alone or as part of a group, intends to solicit or participate in the solicitation of proxies or votes from the holders of at least the percentage of the Corporation’s outstanding shares required to approve the proposal and/or otherwise to solicit proxies or votes from stockholders in support of the proposal, and (e) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder.

5.3 The foregoing notice requirements of this Article II, Section 5 shall be deemed satisfied by a stockholder with respect to business (other than nominations) if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Exchange Act, and such stockholder’s proposal has been included in a proxy statement prepared by the Corporation to solicit proxies for such annual meeting.

5.4 Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Article II, Section 5. Except as otherwise provided by law, the person presiding over the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Article II, Section 5, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations promulgated thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

5.5 Notwithstanding the foregoing provisions of this Article II, Section 5, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Article II, Section 5 and Article II, Section 6, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

5.6 For purposes of this Section 5 and Section 6 of this Article II, (a) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and (b) “derivative instrument” shall mean any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the stockholder or beneficial owner or any of its affiliates or associates with respect to shares of stock of the Corporation.

Section 6. Notice of Stockholder Nominees.

6.1 Only persons who are nominated in accordance with the procedures set forth in this Article II, Section 6 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any committee thereof, (b) otherwise brought before the meeting by or at the direction of the Board of Directors or any committee thereof or (c) by any stockholder of the Corporation who was a stockholder or record of the Corporation at the time the notice provided for in this Article II, Section 6 is delivered to the Secretary of the Corporation, who is entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Article II, Section 6. For nominations to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of the first sentence of this Article II, Section 6, such nominations shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the previous year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of (i) the 90th day prior to such meeting or (ii) the tenth day after public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

6.2 Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such person and (iv) any other information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder (including, without limitation, such person’s written consent to being named in the Corporation’s proxy statement as a nominee and to serving as a director if elected), and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made: (i) the name and record address of the stockholder making such nomination and the name and address of such beneficial owner, (ii) a list of the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by the stockholder and such beneficial owner, as of the date of the stockholder’s notice, and a representation that the stockholder will notify the Corporation in writing of the class and number of such shares of capital stock of the Corporation owned of record and beneficially as of the record date for the meeting within five (5) Business Days following the later of the record date or the date notice of the record date is first publicly disclosed, (iii) any material interest of the stockholder and the beneficial owner, if any, on whose behalf the proposal is made, in such nomination, (iv) a description (including the names of any counterparties) of any agreement, arrangement or understanding with respect to such nomination between or among the stockholder or beneficial owner and any of its affiliates or associates and the nominee, and any others acting in concert with any of the foregoing, and a representation that the stockholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting within five (5) Business Days following the later of the record date or the date notice of the record date is first publicly disclosed, (v) a description (including the names of any counterparties) of any derivative instrument that has been entered into as of the date of the stockholder’s notice by, or on behalf of, the stockholder or beneficial owner or any of its affiliates or associates, whether or not such derivative instrument shall be subject to settlement in underlying shares of capital stock of the Corporation, and a representation that the stockholder will notify the Corporation in writing of any such derivative instrument in effect as of the record date for the meeting within five (5) Business Days following the later of the record date or the date notice of the record date is first publicly disclosed, (vi) a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder and such beneficial owner, if any, has a right to vote any shares of any security of the Corporation, (vii) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder and such beneficial owner, if any, that are separated or separable from the underlying shares of the Corporation, and (viii) a description of any proportionate interest in shares of the Corporation or derivative instruments held, directly or indirectly, by a general or limited partnership in which such stockholder and such beneficial owner, if any, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (c) whether either such stockholder or beneficial owner, alone or as part of a group, intends to solicit or participate in the solicitation of proxies or votes from the holders of at least the percentage of the Corporation’s outstanding shares required to elect such nominee and/or otherwise to solicit proxies or votes from stockholders in support of the nominee, (d) a representation that the stockholder is a holder of record of shares of the Corporation at the time of such notice, is entitled to vote at the annual meeting and intends to appear in person or by proxy at the meeting to propose such nomination and (e) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

6.3 In addition, to be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Article II, Section 6) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request), that such person (a) is not and will not become a party to (i) any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question or issues or questions generally (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; (b) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed therein; and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable law and with the Corporation’s Corporate Governance Guidelines and Code of Conduct and Ethics for Directors, as well as all other applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation. The Corporation may also, as a condition of any such nomination being deemed properly brought before a meeting, require any proposed nominee to furnish (A) any information required pursuant to any undertaking delivered pursuant to this Article II, Section 6 and (B) such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation (consistent with the rules of the Securities and Exchange Commission and with any director independence standards set forth in the Corporation’s Corporate Governance Guidelines) or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

6.4 Notwithstanding anything to the contrary in this Article II, Section 6, in the event that the number of directors to be elected to the Board of Directors at the annual meeting is increased after the time period for which nominations would otherwise be due under this Article II, Section 6 and there is no public announcement by the Corporation naming the nominees for the additional directorships at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Article II, Section 6 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

6.5 No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Article II, Section 6. Except as otherwise provided by law, the person presiding over the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws (including by reason of the nominating stockholder or beneficial owner, if any, soliciting proxies in support of such stockholder’s nominee without such stockholder having made the representation required by clause 6.2(c) above) and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Article II, Section 6, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Article II, Section 6. Nothing in this Bylaw shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors under specified circumstances.

6.6 Notwithstanding the foregoing provisions of this Article II, Section 6, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

Section 7. Voting. Except where the vote taken is being taken pursuant to a law, rules or regulation applicable to the Corporation or the matter being voted upon, the Certificate of Incorporation or these Bylaws, in which case the minimum or other vote required by such law, rule or regulation shall be the required vote on the matter, all matters, other than the election of directors, brought before any meeting of stockholders at which a quorum is present shall be decided by the affirmative vote of the holders of a majority in voting power of the shares of capital stock of the Corporation represented and entitled to vote on the matter. Directors shall be elected as provided in Article III, Section 3. Except as otherwise provided by or pursuant to the provisions of the Certificate of Incorporation including as set forth in any Preferred Stock Designation (as defined in Article FOURTH of the Certificate of Incorporation), each stockholder entitled to vote at any meeting of stockholders shall be entitled to cast one vote for each share of the capital stock of the Corporation held by such stockholder which has voting power upon the matter in question. Such votes may be cast in person or by proxy executed in writing or authorized by electronic transmission (in such manner prescribed by the General Corporation Law of the State of Delaware) but no proxy shall be voted on or after one year from its date, unless the proxy provides for a longer period. The Board of Directors, in its discretion, or the person presiding over the meeting of stockholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 8. Consent of Stockholders in Lieu of Meeting. Except as otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken by the stockholders of the Corporation may only be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by any such holders.

Section 9. Stock List; Stock Ledger. The Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 9 or to vote in person or by proxy at any meeting of stockholders.

Section 10. Postponement. Any previously scheduled meeting of stockholders, whether annual or special, may be postponed, rescheduled or cancelled by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

Section 11. Conduct of Meetings. Meetings of stockholders shall be presided over by the Chairman of the Board of Directors or, in the absence of the Chairman of the Board of Directors, the Chief Executive Officer or, in the absence of the Chairman of the Board of Directors and the Chief Executive Officer, by the President, or in the absence of all of the foregoing, by a person designated by the Board of Directors, or in the absence of a person so designated by the Board of Directors, by a chairman chosen at the meeting by the holders of a majority in voting power of the stock entitled to vote thereat, present in person or represented by proxy. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE III

DIRECTORS

Section 1. Number of Directors; Resignation. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. Any director may resign at any time upon giving notice in writing or by electronic transmission to the Secretary. Directors need not be stockholders.

Section 2. Term of Office. Directors shall serve for a term of office as set forth in Article FIFTH of the Certificate of Incorporation.

Section 3. Election of Directors. Each director, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that, if as of a date that is ten (10) days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Article III, Section 3, a majority of the votes cast means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that director nominee (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that director’s election). The Nominating and Corporate Governance Committee has established procedures under which any director nominee who is not elected shall tender his or her resignation to the Board of Directors for consideration. The Nominating and Corporate Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within ninety (90) days from the date of the certification of the election results.

Section 4. Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board of Directors may hold such responsibilities with respect to the governance of the Corporation as from time to time may be assigned by the Board of Directors. The Chairman of the Board of Directors shall be elected from among the directors.

Section 5. Vacancies. Subject to the rights of the holders of any class or series of Preferred Stock, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors may be filled only by a majority vote of the directors then in office, even if less than a quorum of the Board of Directors, and any director so chosen shall hold office until such director’s successor shall have been duly elected and qualified and, if the Board of Directors at such time is classified, until the next election of the class for which such director shall have been chosen. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

Section 6. Removal. Directors may be removed as provided in the Certificate of Incorporation.

Section 7. Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 8. Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or a majority of the Board of Directors. Notice thereof stating the place, date and hour of the special meeting shall be given to each director, either (i) by mail, addressed to each director at their residence or usual place of business and received at least five days before the date on which such meeting is to be held, (ii) personally or by telephone and not later than 24 hours before the date on which such meeting is to be held or (iii) by electronic transmission, at least 24 hours before the date on which such meeting is to be held. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Article VI, Section 2. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting.

Section 9. Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the Whole Board shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 10. Actions of Board. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee thereof, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings (or electronic transmission or transmissions) are filed with the minutes of proceedings of the Board of Directors or committee thereof, as the case may be, in accordance with applicable law.

Section 11. Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference by telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Article III, Section 11 shall constitute presence in person at such meeting.

Section 12. Committees. The Board of Directors may designate one or more committees, each such committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of any such committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members of such committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the committee meeting in the place of any absent or disqualified member. Such committees, to the extent allowed by law and provided in the resolution establishing such committees, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required. A majority of the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided in Article III, Section 8. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board of Directors from appointing one or more other committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall or may exercise any authority of the Board of Directors which by law must be exercised by the Board of Directors or a duly authorized committee thereof.

Section 13. Records. The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board of Directors and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.

ARTICLE IV

OFFICERS

Section 1. General. The officers of the Corporation shall be a Chief Executive Officer, a Chief Financial Officer, a Secretary and such other officers (including, without limitation, a President, Chief Operating Officer and a Treasurer) as the Board of Directors may from time to time deem proper, each of whom shall be elected by the Board of Directors; provided, however, the Board of Directors may grant to the Chief Executive Officer the power and authority to appoint the Chief Financial Officer and the Secretary as well as any President, Chief Operating Officer and Treasurer. The Board of Directors or any committee thereof, in its discretion, may also elect one or more Division Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers, Assistant Controllers and such other officers or agents as the Board of Directors determines are necessary or desirable, or the Chief Executive Officer or the President may appoint any such officers or such agents, as may be necessary or desirable for the conduct of the business of the Corporation. All officers elected by the Board of Directors or the Chief Executive Officer, as the case may be, shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors (or by any committee thereof) or the Chief Executive Officer. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by the Board of Directors or such committee or by the Chief Executive Officer or the President, as the case may be. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation nor need such officers be directors of the Corporation.

Section 2. Election. The Board of Directors at its first meeting held after each annual meeting of stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the Whole Board. Any officer or agent that may be appointed by the Chief Executive Officer or the President may also be removed, with or without cause, by the Chief Executive Officer or the President whenever, in their judgment, the best interests of the Corporation would be served thereby. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors. Any vacancy for any reason in an office that may be appointed by the Chief Executive Officer or the President may also be filled by the Chief Executive Officer or the President.

Section 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, the President, or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any entity in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 4. Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board of Directors, have general supervision and control over the business of the Corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall perform all duties incident to the office of chief executive. In the absence or disability of the Chairman of the Board of Directors, the Chief Executive Officer shall preside at all meetings of the stockholders. He or she may sign any contracts, certificates and other instruments on behalf of the Corporation to the extent authorized by the Board of Directors, except in cases where the signing and execution thereof shall be delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise signed or executed. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws or the Board of Directors.

Section 5. Chief Operating Officer. The Chief Operating Officer (if any) shall have such responsibilities as may be assigned to him or her by the Chief Executive Officer.

Section 6. President. The President (if any) shall possess the same power as the Chief Executive Officer to sign all contracts, certificates and other instruments of the Corporation to the extent authorized by the Board of Directors or the Chief Executive Officer. During the absence or disability of the Chief Executive Officer, the President shall exercise all the powers and discharge all the duties of the Chief Executive Officer to the extent authorized to do so by the Board of Directors or the Chief Executive Officer. In the absence or disability of the Chairman of the Board of Directors or the Chief Executive Officer, the President shall preside at all meetings of the stockholders. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws, the Board of Directors or the Chief Executive Officer.

Section 7. Division Presidents. A Division President (if any) shall have general supervision of the affairs and property of the division of the Corporation over which he or she is president and shall perform such other duties and have such powers as from time to time may be assigned to him or her by the Board of Directors, the Chief Executive Officer or by the officer to whom such Division President reports.

Section 8. Vice Presidents. At the request of the President or the Chief Executive Officer or in their absence or in the event of their inability or refusal to act, the Vice President (if any) or the Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall, to the extent authorized to do so, perform the duties of the President or the Chief Executive Officer, as the case may be, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President or the Chief Executive Officer, as the case may be. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or the Chief Executive Officer or in the event of the inability or refusal of the President or the Chief Executive Officer to act, shall perform the duties of the President or the Chief Executive Officer, as the case may be, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President or the Chief Executive Officer, as the case may be.

Section 9. Chief Financial Officer. The Chief Financial Officer shall act in an executive financial capacity. He or she shall assist the Chief Executive Officer and the President (if any) in the general supervision of the Corporation’s financial policies and affairs.

Section 10. Secretary. The Secretary or, in the event the Board of Directors has not appointed a Secretary, the officer of the Corporation to whom the Board of Directors shall have assigned the duties described in this Article IV, Section 10, shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer or the President, under whose supervision he or she shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors, the Chief Executive Officer or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 11. Treasurer. The Treasurer (if any) shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors, the Chief Executive Officer or Chief Financial Officer. The Treasurer shall be responsible for effecting the properly authorized disbursements of funds of the Corporation, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Treasurer and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

Section 12. Assistant Vice Presidents. Except as may be otherwise provided in these Bylaws, Assistant Vice Presidents, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, or any Vice President.

Section 13. Assistant Secretaries. Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, any Vice President, if there be one, or the Secretary, if there be one, and in the absence of the Secretary or in the event of his or her disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary.

Section 14. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, any Vice President, if there be one, or the Treasurer, if there be one, and in the absence of the Treasurer or in the event of his or her disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Assistant Treasurer and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

Section 15. Other Officers. Such other officers as the Board of Directors, the Chief Executive Officer, or the President may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer or the President. The Board of Directors, the Chief Executive Officer or the President may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE V

STOCK

Section 1. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws, including, without limitation, through a “book-entry” system if so prescribed by the Board of Directors. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate (if shares such shares are certificated) or by his, her or its attorney lawfully constituted in writing, which shall be cancelled before a new certificate (if shares such shares are certificated) shall be issued, with such proof of the authenticity of the signature as the Corporation or its agents may require.

Section 2. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolutions fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than 60 days nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. If no record date is fixed by the Board of Directors for a meeting of stockholders, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. If no such record date is fixed related to any other action, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 3. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section 4. Uncertificated Shares. The Board of Directors may, by resolution or resolutions, authorize the issuance of any shares of any of its classes or series as uncertificated shares. The authorization does not affect shares already represented by certificates until the certificates are surrendered to the Corporation. Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send the stockholder the written notice as required by Section 151(f) of the General Corporation Law of the State of Delaware.

ARTICLE VI

NOTICES

Section 1. Notices. Whenever notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his, her or its address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice may also be given personally or by electronic transmission, provided however, in the case of notice by electronic transmission, such notice shall be deemed given (i) to any director or member of a committee, at the time when it is transmitted to the proper number or electronic address, confirmation received and (ii) to any stockholder, as provided in Section 232 of the General Corporation Law of the State of Delaware. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Exchange Act, and Section 233 of the General Corporation Law of the State of Delaware.

Section 2. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, (i) a waiver thereof in writing, signed, by the person or persons entitled to said notice, or (ii) a waiver by electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VII

GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to applicable law and the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve. The Corporation shall make such arrangements as are necessary or appropriate to ensure that all dividends payable to holders of Swedish Depositary Receipts of the Corporation (the “Swedish Holders”) are paid in Swedish kronor.

Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3. Fiscal Year. The fiscal year of the Corporation shall end on December 31st of each year.

Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 5. Swedish Depositary Receipts and Swedish Holders of Common Stock. The Corporation shall use reasonable efforts to maintain the listing and index membership of its Swedish Depositary Receipts in Sweden on the Stockholm Stock Exchange to the extent permitted by applicable rules and regulations. The foregoing notwithstanding, the Corporation may resolve to list the shares of its common stock directly on the Stockholm Stock Exchange. The Corporation shall use reasonable efforts to establish arrangements such that the Swedish Holders will have, to the extent permitted by any applicable laws, rules and regulations, the opportunity to exercise such rights with respect to the Corporation as would be exercisable by such Swedish Holders if they held shares of common stock of the Corporation directly.

ARTICLE VIII

INDEMNIFICATION

Section 1. Indemnification and Advancement of Expenses of Directors, Officers, Employees and Agents. The Corporation shall provide indemnification and advancement of expenses as set forth in Article EIGHTH of the Certificate of Incorporation.

ARTICLE IX

AMENDMENTS

Section 1. Amendments. These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the stockholders or by the Board of Directors as provided in the Certificate of Incorporation.

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